Exhibit 99.1

NEXGEL Acquires Kenkoderm Psoriasis Skincare Line

Acquisition expands NEXGEL’s health and wellness consumer product portfolio

Synergies support optimization of marketing and supply chain operations to drive revenue growth and margins

Kenkoderm for the trailing twelve months is profitable and expected to be immediately accretive to NEXGEL

LANGHORNE, Pa. – December 5, 2023 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, today announced the acquisition of Kenkoderm, a privately-owned skincare product company focusing on treating the symptoms of Psoriasis, effective December 1, 2023.

The Kenkoderm skincare line was originally developed by a dermatologist to provide alternative treatments for psoriasis that did not use steroids or biologics that often have side effects. Today, Kenkoderm has six stock keeping units (SKUs) including cream, salt soap, mud soap, shampoo, conditioner and multivitamin. The Kenkoderm products are sold primarily direct-to-consumer through e-commerce and Amazon, with a significant portion of revenue derived from subscription bundles. Kenkoderm, for the trailing twelve months is profitable and expected to be immediately accretive to NEXGEL.

Adam Levy, NEXGEL’s Chief Executive Officer, commented, “The Kenkoderm brand fits perfectly with our health and wellness line of products. Together, we believe there are immediate synergies to support the optimization of marketing and supply chain operations to not only continue growing their brand, but also drive further profitability. We will immediately implement our marketing strategies while opening new distribution channels including going to retail. Our team will continue to evaluate further accretive acquisitions that fit within the platform we have built at NEXGEL.”

Eric Jones, President of Kenkoderm, stated, “Our entire team has worked tirelessly to bring to market a variety of skincare products, with less side effects, to the millions of those that suffer with psoriasis today. We are proud to have built our brand and loyal customer base to date and strongly believe that NEXGEL is the perfect partner to assist us on continuing our growth trajectory.”

Transaction details

For details relating to the Kenkoderm transaction, please see the Company’s Form 8-K filed with the Securities and Exchange Commission on December 5, 2023.

About NEXGEL, Inc.

NEXGEL is a leading provider of ultra-gentle, high-water-content hydrogels for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. Alongside its strategic partners, NEXGEL has formulated more than 200 different combinations to bring natural ingredients to gentle skin patches that can be worn for long periods of time with little to no irritation.

About Kenkoderm

Kenkoderm was originally developed by a dermatologist for her husband, who suffered from psoriasis. He wanted an alternative treatment that did not use steroids or biologics that can often have side effects. After identifying that one source of the inflammation and flaring of psoriasis was caused by the skincare products he was using, the couple teamed up with other dermatologists to develop a skincare line focused on reducing symptoms associated with psoriasis. After realizing the significant positive impact of this product, a line of products containing ingredients that treat inflammation and breakouts was created. For more information, please visit www.kenkoderm.com.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

valter@kcsa.com